                                                                    EXHIBIT 99.1

[SPANISH BROADCASTING SYSTEM, INC. LOGO]
                                                           FOR IMMEDIATE RELEASE

                    SPANISH BROADCASTING SYSTEM, INC. REPORTS
                       RESULTS FOR THE SECOND QUARTER 2004

    - SBS Exceeds High End of Previously Announced Second Quarter Guidance -

COCONUT GROVE, FLORIDA, August 5, 2004 - Spanish Broadcasting System, Inc. (the "Company" or "SBS") (NASDAQ: SBSA) today reported financial results for the three- and six- month periods ended June 30, 2004.

QUARTER AND YEAR-TO-DATE RESULTS AND DISCUSSIONS *

Net Revenue for the quarter was $40.3 million compared to $36.5 million for the same prior year period, resulting in Net Revenue growth of 10%, exceeding our previously announced guidance of low-to-mid single digit net revenue growth. This growth is mostly attributable to the double-digit growth in our Miami and Los Angeles markets, primarily in local and network revenue. Additionally, the New York and Chicago markets had low-single digit growth mainly from an increase in local and network revenue. Year-to-date Net Revenue was $69.5 million compared to $64.5 million for the same prior year period, resulting in net revenue growth of 8%. This growth is mostly attributable to the double-digit growth in our Miami and Los Angeles markets primarily in local and network revenue. Additionally, the Chicago market had mid-single digit growth mainly from an increase in local and network revenue.

Reported Adjusted EBITDA for the quarter was $15.1 million compared to $10.7 million for the same prior year period, resulting in Adjusted EBITDA growth of 41%. To provide more clarity on our quarter-end results, the prior year period's pro forma Adjusted EBITDA, excluding the non-cash programming expense related to the KXOL-FM warrant issuance of $(1.3) million, was $12.0 million, resulting in pro forma Adjusted EBITDA growth of 26%, exceeding our previously announced guidance of low-to-mid single digit pro forma Adjusted EBITDA growth. The increase in pro forma Adjusted EBITDA resulted mainly from the increase in Net Revenue and a decrease in Corporate Expenses. Year-to-date Adjusted EBITDA was $22.7 million compared to $16.7 million for the same prior year period, resulting in Adjusted EBITDA growth of 36%. To provide more clarity on our year-to-date results, the prior year period's pro forma Adjusted EBITDA, excluding the non-cash programming expense related to the KXOL-FM warrant issuance of $(1.6) million, was $18.3 million, resulting in pro forma Adjusted EBITDA growth of 24%. The increase in pro forma Adjusted EBITDA resulted mainly from the increase in Net Revenue and a decrease in Corporate Expenses.

Income from Continuing Operations before Income Taxes and Discontinued Operations for the quarter was $4.1 million compared to $1.3 million for the same prior year period, an increase of $2.8 million or 215%. The increase is primarily due to the increase of $4.3 million in Operating Income from Continuing Operations, offset by the increase of $1.4 million in net interest expense related to the $125.0 million credit facility term loan entered into in October 2003. Year-to-date Income from Continuing Operations before Income Taxes and Discontinued Operations was $0.9 million compared to a loss of $(2.0) million for the same prior year period, an increase of $2.9 million. The increase is primarily due to the increase of $5.9 million in Operating Income from Continuing Operations, offset by the increase of $3.0 million in net interest expense related to the $125.0 million credit facility term loan entered into in October 2003.

* Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to Non-GAAP financial measures.

Raul Alarcon, Jr., Chairman and CEO, commented, "Our second quarter revenue growth is among the strongest in the industry, highlighting the leading positions of our stations. Despite a difficult market overall for radio broadcasters, we

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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 2


have continued to effectively implement our strategy to maximize the value of our assets. Bolstered by our recent efforts to strengthen our operating management and programming resources, the majority of our stations are posting very strong ratings, as highlighted by our leadership positions in Los Angeles and New York, the nation's two largest radio markets. While our momentum has clearly improved, these ratings gains bode well for further revenue growth in the second half of the year. And, as the dramatic improvement in our second quarter cash flow indicates, we are committed to converting an increasing amount of our revenue gains to the bottom line. Finally, through pending sales of non-strategic assets, we will significantly strengthen our balance sheet and enhance our financial flexibility to the benefit of our shareholders. As a result of these efforts, we are in a very strong strategic position to continue to pursue our focus on closing the gap between Hispanic media industry ratings and revenue across all our markets."

DISCONTINUED OPERATIONS

On September 18, 2003, the Company entered into an asset purchase agreement with Border Media Partners, LLC to sell the assets of radio stations KLEY-FM and KSAH-AM, serving the San Antonio, Texas market, for a cash purchase price of $24.4 million. On January 30, 2004, the Company completed the sale, which consisted of $11.2 million of intangible assets, net, and $0.6 million of property and equipment. The Company recognized a gain of approximately $11.3 million, net of closing costs and taxes on the sales.

On October 2, 2003, the Company entered into an asset purchase agreement with 3 Point Media -- San Francisco, LLC (Three Point Media) to sell the assets of radio station KPTI-FM, serving the San Francisco, California market, for a cash purchase price of $30.0 million. In connection with this agreement, Three Point Media made a $1.5 million deposit on the purchase price. On February 3, 2004, the Company terminated the agreement; however, on April 15, 2004, the Company reinstated the agreement and entered into an amendment to the asset purchase agreement. In connection with this amendment, Three Point Media made an additional $0.5 million deposit on the purchase price. We intend to sell the assets of radio station KPTI-FM; however, there cannot be any assurance that the sale will be completed. Pursuant to the credit agreement governing our senior secured credit facilities, a portion (approximately $25.0 million) of the proceeds received from the sale of KPTI-FM, when and if completed, must be offered to the noteholders to repay a portion of our borrowings under the senior secured credit facilities.

The Company determined that the pending sale and/or sales of these stations met the criteria in accordance with SFAS No. 144 to classify their respective assets as held for sale and their respective operations as discontinued operations. The results of operations in the current year and prior year periods of these stations have been classified as discontinued operations in the consolidated statements of operations. Discontinued operations had net revenues of $0.2 million and $1.5 million and generated station operating income of $0.1 million and $0.3 million for the quarters ended June 30, 2004 and 2003, respectively. Discontinued operations had net revenues of $0.4 million and $2.3 million and generated station operating loss and income of $(0.2) million and $(0.2) million for the six month periods ended June 30, 2004 and 2003, respectively.

SUBSEQUENT EVENTS

On July 26, 2004, the Company entered into an asset purchase agreement with Newsweb Corporation to sell the assets of radio stations WDEK-FM, WKIE-FM and WKIF-FM, serving the suburban Chicago, Illinois market, for a cash purchase price of $28.0 million. In connection with this agreement, Newsweb Corporation made a $1.4 million deposit on the purchase price, which is being held in escrow. The agreement contains customary representations and warranties and the closing of the sale is subject to the satisfaction of certain conditions, including renewal of the Federal Communications Commission ("FCC") licenses and receipt of regulatory approval from the FCC. The Company intends to sell the assets of radio stations WDEK-FM, WKIE-FM and WKIF-FM; however, there cannot be any assurance that the sale will be completed.

NON-GAAP FINANCIAL MEASURES

To provide greater comparability of our operating performance, SBS excluded the prior year period's non-cash programming expense related to warrants issued under the terms of the asset purchase agreement for KXOL-FM. This item was excluded due to its significant non-cash impact. Included below is a table that reconciles the quarter ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as

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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 3


a table that reconciles Operating Income from Continuing Operations to: Adjusted EBITDA, Station Operating Income, Pro forma Station Operating Income, Pro forma Same Station Operating Income and Pro forma Adjusted EBITDA.

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

(Amounts in millions)                                QUARTER ENDED
                                                        JUNE 30,          %
                                                    2004      2003      CHANGE
                                                    ----      ----      ------
PRO FORMA SAME STATION NET REVENUE (1)
Net Revenue from Continuing Operations            $  40.3    $  36.5      10%
less: Non Same Station Net Revenue                                --      --
                                                  -------    -------
PRO FORMA SAME STATION NET REVENUE (1)            $  40.3    $  36.5      10%
                                                  -------    -------
OPERATING INCOME FROM CONTINUING OPERATIONS       $  14.2    $   9.9      43%
add back: Depreciation & Amortization                 0.9        0.8
                                                  -------    -------
ADJUSTED EBITDA (5)                               $  15.1    $  10.7      41%
add back: Corporate Expenses                          3.0        4.7
                                                  -------    -------
STATION OPERATING INCOME (2)  (FORMERLY BCF)      $  18.1    $  15.4      18%
                                                  -------    -------
add back: warrant expense (3)                          --        1.3
                                                  -------    -------
Pro forma Station Operating Income (4)            $  18.1    $  16.7       8%
                                                  -------    -------
add back: Non Same Station Operating Results          0.1        0.2
                                                  -------    -------
PRO FORMA SAME STATION OPERATING INCOME (1)       $  18.2    $  16.9       8%
                                                  -------    -------
ADJUSTED EBITDA (5)                               $  15.1    $  10.7      41%
add back: warrant expense (3)                          --        1.3
                                                  -------    -------
Pro forma Adjusted EBITDA (6)                     $  15.1    $  12.0      26%
                                                  -------    -------

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS


(Amounts in millions)                              SIX MONTHS ENDED
                                                       JUNE 30,            %
                                                    2004      2003      CHANGE
                                                    ----      ----      ------
PRO FORMA SAME STATION NET REVENUE (1)
Net Revenue from Continuing Operations            $  69.5    $  64.5      8%
less: Non Same Station Net Revenue                    0.5         --
                                                  -------    -------
PRO FORMA SAME STATION NET REVENUE (1)            $  69.0    $  64.5      7%
                                                  -------    -------
OPERATING INCOME FROM CONTINUING OPERATIONS       $  21.1    $  15.2     39%
add back: Depreciation & Amortization                 1.6        1.5
                                                  -------    -------
ADJUSTED EBITDA (5)                               $  22.7    $  16.7     36%
add back: Corporate Expenses                          6.3        9.2
                                                  -------    -------
STATION OPERATING INCOME (2)  (FORMERLY BCF)      $  29.0    $  25.9     12%
                                                  -------    -------
add back: warrant expense (3)                          --        1.6
                                                  -------    -------
Pro forma Station Operating Income (4)            $  29.0    $  27.5      5%
                                                  -------    -------
add back: Non Same Station Operating Results          0.2        0.6
                                                  -------    -------
PRO FORMA SAME STATION OPERATING INCOME (1)       $  29.2    $  28.1      4%
                                                  -------    -------
ADJUSTED EBITDA (5)                               $  22.7    $  16.7     36%
add back: warrant expense (3)                          --        1.6
                                                  -------    -------
Pro forma Adjusted EBITDA (6)                     $  22.7    $  18.3     24%
                                                  -------    -------

(1) Pro forma Same Station Results reflect stations operated during the same periods on a comparable monthly basis. In addition, they exclude non-cash warrant expense and LaMusica.com Internet results.

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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 4


(2) Station Operating Income is defined as Operating Income from Continuing Operations before Corporate Expenses and Depreciation and Amortization. Station Operating Income replaces Broadcast Cash Flow (BCF) as the metric used by management to assess the performance of our stations. Although it is calculated in the same manner as BCF, management believes that using the term "Station Operating Income" provides a more accurate description of the performance measure.

(3) The Company issued warrants in connection with the Asset Purchase Agreement for KXOL-FM. For the three- and six- month periods ended June 30, 2003, non-cash warrant expense was $1.3 million and $1.6 million, respectively, which was included in Station Operating Expenses.

(4) Pro forma Station Operating Income is defined as Station Operating Income excluding warrant expense.

(5) Adjusted EBITDA is defined as Earnings Before Interest expenses, Interest Income, Income Taxes, Depreciation and Amortization and Discontinued Operations. We calculate our EBITDA differently. Our "EBITDA" is EBITDA as defined above but excluding Other Income or Expense, or alternatively, GAAP Operating Income from Continuing Operations before Depreciation and Amortization. To distinguish our calculation of EBITDA from other possible meanings of EBITDA, for periods ending after March 31, 2003 and going forward we changed references to "EBITDA" in our financial reports to the term "Adjusted EBITDA." Although our "Adjusted EBITDA" and what we formerly referred to as our "EBITDA" are calculated in the same manner, management believes "Adjusted EBITDA" is a more accurate description.

(6) Pro forma Adjusted EBITDA is defined as Adjusted EBITDA excluding warrant expense.

Station Operating Income, Adjusted EBITDA and Same Station Results are not measures of performance or liquidity calculated in accordance with GAAP. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for our radio stations before considering costs and expenses related to our specific corporate and capital structure. In addition, the Company believes Same Station Results provide a useful measure of performance because they present Station Operating Income before the impact of any acquisitions or dispositions completed during the relevant periods, which allows SBS to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company's operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company's radio stations and its consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income (Loss), Cash Flows from Operating Activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Station Operating Income, Adjusted EBITDA and Same Station Results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies.

THIRD QUARTER 2004 OUTLOOK

To provide greater comparability of our operating performance, the Company's guidance will be on a pro forma basis, which excludes the prior year period's non-cash programming expense of $1.3 million related to the issuance of warrants in connection with the KXOL-FM asset purchase agreement.

For the quarter ending September 30, 2004, the Company expects net revenue growth to be in the mid single digit range and Pro forma Adjusted EBITDA growth to be in the flat-to-low single digit range over the pro forma comparable prior year period. The Company's third quarter capital expenditures are projected to be approximately $1.4 million.

SECOND QUARTER 2004 CONFERENCE CALL

The Company will host a conference call to discuss its second quarter financial results on Thursday, August 5, 2004 at 11:00 a.m. Eastern Time. To access the teleconference, please dial (785) 832-1508 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 12, 2004, which can be accessed by dialing
(402) 220-6981. There will also be a live webcast of the teleconference, located on the investor portion of SBS's corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

ABOUT SPANISH BROADCASTING SYSTEM, INC.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. After giving effect to proposed pending divestitures, the Company will own and/or operate 21 stations in five of the top ten U.S. Hispanic markets, including New York, Los Angeles, Miami, Chicago and Puerto Rico. The Company also

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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 5


operates LaMusica.com, a bilingual Spanish-English Internet Web site providing content related to Latin music, entertainment, news and culture. The Company's corporate Web site is located at www.spanishbroadcasting.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, adverse weather conditions and other factors, could cause actual results to differ materially from the Company's expectations.

                            (Financial Table Follows)

Contacts:
Analysts and Investors                   Analysts, Investors or Media
Joseph A. Garcia                         Chris Plunkett
Executive Vice President,                Brainerd Communicators, Inc.
Chief Financial Officer and Secretary    (212) 986-6667
(305) 441-6901


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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 6

BELOW ARE THE UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION AS OF AND FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2004 AND 2003.

                                                                     Quarter Ended June 30,        Six Months Ended June 30,
                                                                     -----------------------       -----------------------
Amounts in thousands (except per share data)                           2004           2003           2004           2003
                                                                     --------       --------       --------       --------
Net revenue from continuing operations                               $ 40,292       $ 36,535       $ 69,524       $ 64,458
Station operating expenses from continuing operations                  22,238         21,156         40,567         38,624
Corporate expenses                                                      2,999          4,693          6,227          9,181
Depreciation and amortization                                             824            758          1,646          1,466
                                                                     --------       --------       --------       --------
   Operating income from continuing operations                         14,231          9,928         21,084         15,187
Interest expense, net                                                 (10,200)        (8,800)       (20,438)       (17,429)
Other income, net                                                          80            197            255            223
                                                                     --------       --------       --------       --------

Income (loss) from continuing operations before income
   taxes and discontinued operations                                    4,111          1,325            901         (2,019)

Income tax expense (benefit)                                            5,446            325          1,498         (2,122)
                                                                     --------       --------       --------       --------
(Loss) income from continuing operations before
   discontinued operations                                             (1,335)         1,000           (597)           103
(Loss) income from discontinued operations, net of tax                    (51)          (211)        10,889           (115)
                                                                     --------       --------       --------       --------
   Net (loss) income                                                 $ (1,386)      $    789       $ 10,292       $    (12)
                                                                     --------       --------       --------       --------

Dividends on preferred stock                                           (2,107)            --         (4,161)            --
                                                                     --------       --------       --------       --------
  Net (loss) income applicable to common stockholders                $ (3,493)      $    789       $  6,131       $    (12)
                                                                     ========       ========       ========       ========

Basic and diluted (loss) income per common share:
  Net (loss) income per common share before discountinued
  operations:
   Basic and Diluted                                                 $  (0.05)      $   0.01       $  (0.07)      $     --

Net (loss) income per common share for discontinued operations:
   Basic and Diluted                                                 $     --       $     --       $   0.16       $     --

Net (loss) income per common share:
                                                                     --------       --------       --------       --------
   Basic and Diluted                                                 $  (0.05)      $   0.01       $   0.09       $     --
                                                                     ========       ========       ========       ========

Weighted average common shares outstanding:
   Basic                                                               64,718         64,682         64,705         64,682
                                                                     ========       ========       ========       ========
   Diluted                                                             64,718         64,786         65,178         64,682
                                                                     ========       ========       ========       ========


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                        SPANISH BROADCASTING SYSTEM, INC.                 PAGE 7


SELECTED UNAUDITED BALANCE SHEET INFORMATION AND OTHER DATA:

                                                  AS OF
                                                 JUNE 30,
Amounts in thousands                               2004
                                                 --------
Cash and cash equivalents                        $ 63,246
                                                 ========

Total assets                                     $851,152
                                                 ========

Senior credit facilities term loan               $124,375
9 5/8% Senior subordinated notes, net             325,843
Other debt                                          3,837
                                                 --------
  Total debt                                     $454,055

Preferred stock                                  $ 80,527
                                                 --------

Total stockholder's equity                       $222,658
                                                 --------

Total capitalization                             $757,240
                                                 ========



                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                                     ------------------
Amounts in thousands                                  2004        2003
                                                     ------      ------
Capital expenditures from continuing operations      $1,350      $1,903
                                                     ======      ======
Cash paid for income taxes, net                      $  323      $  187
                                                     ======      ======